Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-15983 on Form N-1A of our reports dated December 16, 2022, relating to the financial statements and financial highlights of Fidelity ZERO Extended Market Index Fund, Fidelity ZERO International Index Fund, Fidelity ZERO Large Cap Index Fund, Fidelity ZERO Total Market Index Fund, and Fidelity SAI International Small Cap Index Fund, and our report dated December 19, 2022, relating to the financial statements and financial highlights of Fidelity Series International Index Fund, each a fund of Fidelity Concord Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Concord Street Trust for the period or year ended October 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 21, 2022